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                                                                   EXHIBIT 10.12


VESTA INSURANCE GROUP, INC.
                        NON-EMPLOYEE DIRECTOR STOCK PLAN
   (adjusted to give effect to 3-for-2 stock split effected January 22, 1996)

            (As amended by the Board of Directors on January 1, 2000 and ratified by the Company's stockholders on May 8, 2000)


     Section 1.  Purpose of the Plan.   The purpose of the Vesta Insurance
                 -------------------
Group, Inc. Non-Employee Director Stock Plan (the "Plan") is to provide stock based compensation to eligible directors of Vesta Insurance Group, Inc. (the "Company") in order to encourage the highest level of director performance and to promote long-term shareholder value by providing such directors with a proprietary interest in the Company's success and progress through grants of shares of the Company's Common Stock ("Common Stock") which are restricted in accordance with the terms and conditions set forth below ("Restricted Shares") and by granting them options to purchase shares of Common Stock ("Options").

     Section 2.  Certain Definitions.
                 -------------------

(a)  "Board" means the Board of Directors of the Company.
(b)
(c)  "Change of Control" has the meaning set forth in Section 8(b) hereof.
(d)
(e) "Change of Control Price" shall have the meaning set forth in Section 8(d) hereof.
(f)
(g)  "Code" means the Internal Revenue Code of 1986, as amended.
(h)
(i)  "Committee" means the Compensation Committee of the Board.
(j)
(k)  "Common Stock" means the common stock of the Company.
(l)
(m)  "Company" means Vesta Insurance Group, Inc., a Delaware corporation.
(n)
(o) "Director Fee" means the annual retainer fee or other attendance fees payable to a Non-Employee Director in accordance with the Company's regular payment practices with respect to service on the Board.
(p)
(q) "Disability" means a permanent and total disability as determined under procedures established by the Committee for purposes of the Plan. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.
(r)
(s)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.
(t) "Fair Market Value" means, as of any given date, the closing price of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, any other national exchange on which the Common Stock is listed or on NASDAQ. If
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there is no regular public trading market for such stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.
(u)
(v) "Non-Employee Director" means each member of the Board who is not an employee of the Company or any of its subsidiaries at the date of each grant or award.
(w)
(x) "Normal Retirement" means the date specified by the Board as the retirement date for members of the Board.
(y)
(z) "Options" means options to purchase shares of Common Stock granted pursuant to Section 6 of the Plan.
(aa)
(bb) "Plan" means the Vesta Insurance Group, Inc. Non-Employee Director Stock Plan.
(cc)
(dd) "Potential Change of Control" has the meaning set forth in Section 8(c) hereof.
(ee)
(ff) "Payment Date" means the date on which the Company pays Director Fees or issues restricted stock in lieu thereof in accordance with Section 7 hereof.
(gg)
(hh) "Restricted Stock" means shares of Common Stock granted pursuant to Section 7 of the Plan.
(ii)
(jj) "Restricted Stock Agreement" means a written agreement evidencing an award of Restricted Stock and setting forth the terms and conditions of such award.
(kk)
(ll) "Rule 16b-3" means Rule 16b-3, as currently in effect or as hereinafter amended or modified, promulgated under the Exchange Act.
(mm)
(nn) Section 3.  Administration of the Plan.
                 --------------------------
(oo)
(pp) The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company. Grants of Initial Options and Annual Options under the Plan and the amount and nature of the awards of Restricted Stock shall be made automatically as provided in Section 6 and Section 7, respectively, and the number of shares of Common Stock which may be subject to Initial Options and Annual Options may be increased or decreased in the Committee's discretion as provided in Section 6(d). The Compensation Committee shall have full authority to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable, and to make all other determinations necessary or appropriate for the administration of the Plan, and such determinations shall be final and binding upon all persons having an interest in the Plan.
(qq)
(rr) Section 4.  Common Stock Subject to the Plan.
                 --------------------------------
(ss)

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(tt)            (a) The total number of shares of Common Stock reserved and available for distribution under the Plan shall be 780,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been optioned cease to be subject to option, or if any shares subject to any Restricted Stock award granted hereunder are forfeited or such award otherwise terminates, such shares shall again be available for distribution in connection with future awards under the Plan.
(uu)
(vv) (b) In the event of any merger, reorganization, consolidation, recapitalization, Common Stock dividend, or other change in corporate structure affecting the Common Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options granted under the Plan and in the number of shares subject to Restricted Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.
(ww)
(xx)    Section 5.  Participation.
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(yy)
(zz)    Each Non-Employee Director shall be eligible to participate in the Plan.
(aaa)
(bbb)   Section 6.  Non-Qualified Stock Options.
                    ---------------------------
(ccc)
(ddd)           General.  Options granted to Non-Employee Directors under the
                -------
Plan shall be options which are not intended to be "incentive stock options" within the meaning of Section 422 of the Code.
(eee)
(fff)           Annual Grant of Options. Options covering 5,000 shares of Common
                -----------------------
Stock shall be granted to each Non-Employee Director automatically on the first day of each calendar year in which the Common Stock is publicly traded on the New York Stock Exchange (an "Annual Option"). If a Non-Employee Director who has not previously served on the Board during a particular calendar year is elected to the Board on a day during a calendar year which falls after the First Trading Day, options covering 5,000 shares of Common Stock shall be granted to such Non-Employee Director automatically on the first day following such Directors's election to the Board in which the Common Stock is publicly traded on the New York Stock Exchange (an "Initial Option").
(ggg)
(hhh)           Discretion to Vary Option Size. Notwithstanding any provision of
                ------------------------------
the Plan to the contrary, and subject to the limitations set forth below, the Board or the Committee may, in its sole discretion, increase or decrease the number of shares of Common Stock subject to Initial Options or Annual Options granted pursuant to Section 5(b) or 5(c), if the exercise of such discretion would not preclude any transaction involving the Option from being exempt from
Section 16(b) of the Exchange Act pursuant to Rule 16b-3. In order to ensure the Committee's ability to induce highly qualified persons to join the Board as Non-Employee Directors, the Committee may increase the number of shares of Common Stock subject to an Initial Option without limitation. In order to safeguard against potentially self-interested transactions involving

                                       3
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persons already serving as directors, however, the Committee may not increase the number of shares of Common Stock subject to an Annual Option above 10,000 (subject to adjustment in accordance with Section 4(b) above).
(iii)
(jjj)      Terms of Options. Options granted under the Plan shall be evidenced
           ----------------
by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:
(kkk)
(i)              Option Price. The option price per share of Common Stock
                 ------------
purchasable under an Option shall be 100% of the Fair Market Value of the Common Stock on the date of the grant of the Option.
(ii)
(iii)            Option Term. Each Option shall be exercisable for a term of
                 -----------
ten (10) years from the date such Option is granted (subject to prior termination as hereinafter provided).
(iv)
(v)              Exercisability. Except as provided in Sections 8 and 9, Options
                 --------------
shall not become first exercisable by their terms until the expiration of six
(6) months from the date of the grant of the Option.
(vi)
(vii)            Method of Exercise. Options may be exercised in whole or in
                 ------------------
part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. Payment in full or in part may also be made in the form of unrestricted Common Stock already owned by the optionee (based on the Fair Market Value of the Common Stock on the date the Option is exercised). No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have the right to dividends or other rights of a stockholder with respect to shares subject to an Option which the optionee has given written notice of exercise and has paid in full for such shares.
(viii)
(ix)             Non-transferability of Options; Exception. Except as otherwise
                 -----------------------------------------
set forth in this Section 6(d)(v), no Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the optionee's lifetime, only by the optionee. The Committee shall have the discretionary authority, however, to grant Options which would be transferable to members of an optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. For purposes of Section 9, a transferred Option may be exercised by the transferee only to the extent that the optionee would have been entitled had the option not been transferred.
(x)
(xi)
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(xii)   Section 7. Restricted Stock.
                   ----------------
(lll)                 Awards. Each Non-Employee Director may elect, pursuant to
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a written irrevocable election, to receive Restricted Stock in lieu of part or all of such Non-Employee Director's Director Fee. Such election shall be effective beginning on the Payment Date immediately following the date which is six (6) months after the date of such election. The number of shares of Restricted Stock granted to a Non-Employee Director pursuant to such election shall be equal to the dollar amount of Director Fees which the Non-Employee Director has elected not to receive, divided by seventy-five percent (75%) of the Fair Market Value of the Common Stock as of each applicable Payment Date. Such an election by a Non-Employee Director shall continue in effect until the earlier of (i) such Non-Employee Director's termination as a director of the Company and (ii) the Payment Date immediately following the date which is six
(6) months following the receipt by the Company of a written election by such Non-Employee Director to discontinue receiving Restricted Stock in lieu of all or a portion of such Non-Employee Director's Director Fees or a written election by a Non-Employee Director to change the amount of such election.
(mmm)
(nnn)      Awards and Certificates.
           -----------------------
(ooo)
(i) A Non-Employee Director who elects to receive Restricted Stock pursuant to this Section 7 shall not have any rights with respect to such award, unless and until such recipient has executed a Restricted Stock Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.
(ii)
(iii) A stock certificate in respect of shares of Restricted Stock shall be issued in the name of each Non-Employee Director who receives Restricted Stock. Such certificate shall be registered in the name of the Non-Employee Director, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:
(iv)
          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Vesta Insurance Group, Inc. Non-Employee Director Stock Plan and a Restricted Stock Agreement entered into between the registered owner and the Company. Copies of such Plan and Agreement are on file in the offices of the Company, Post Office Box 43360, 3760 River Run Drive, Birmingham, Alabama 35243."

(i) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Non-Employee Director shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award.
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(ii)
(b)       Restrictions and Conditions.  The shares of Restricted Stock awarded
          ---------------------------
pursuant to this Section 7 shall be subject to the following restrictions and conditions:
(i) Subject to the provisions of this Plan and the Restricted Stock Agreements, a Non-Employee Director shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan for a period of two (2) years following the effective date of the Restricted Stock Agreement pursuant to which such shares of Restricted Stock were awarded.
(ii)
(iii) Except as provided in Section 7(b), a Non-Employee Director shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote and to receive any dividends. Dividends paid in stock of the Company or stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Common Stock shall be delivered to the Non-Employee Director promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.
(iv)
(v)  Section 8.  Change of Control.  The following acceleration and valuation
                 -----------------
provisions shall apply in the event of a "Change of Control" or "Potential Change of Control," as defined in this Section 8:

(c) In the event of a "Change of Control," as defined in Section 8(b) below, unless otherwise determined by the Committee or the Board in writing at or after the grant of awards hereunder, but prior to the occurrence of such Change of Control, or, if and to the extent so determined by the Committee or the Board in writing at or after the grant of awards hereunder (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination) in the event of a "Potential Change of Control," as defined in Section 8(c) below:
(d)
(i) any Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;
(ii)
(iii) the restrictions applicable to any Restricted Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested; and
(iv)
(v) the value of all outstanding Options and Restricted Stock awards shall, to the extent determined by the Committee or after grant, be cashed out on the basis of the "Change of Control Price" (as defined in Section 8(d) below) as of the date the Change of Control occurs or Potential Change of Control is determined to have occurred, or such other date as the Committee may determine prior to the Change of Control or Potential Change of Control.
(vi)
(e) For purposes of Section 8(a) above, a "Change of Control" means the happening of any of the following:
(f)

(i) when any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, Torchmark Corporation or its subsidiary, or any Company employee benefit plan, including its trustee), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;
(ii)
(iii) the occurrence of any transaction or event relating to the Company required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A of the Securities and Exchange Commission under the Exchange Act;
(iv)
(v) when, during any period of two (2) consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds (2/3) of the directors at the beginning of such period; or
(vi)
(vii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of Torchmark Corporation through purchase of assets, or by merger, or otherwise.
(viii)
(g) For purposes of Section 8(a) above, a "Potential Change of Control" means the happening of any of the following:
(h)
(i) the entering into an agreement by the Company, the consummation of which would result in a Change of Control of the Company as defined in Section 8(b) above; or
(ii)
(iii) the acquisition of beneficial ownership directly or indirectly, by any entity, person or group (other than the Company, Torchmark Corporation, a subsidiary of Torchmark Corporation, or any Company employee benefit plan (including its trustee)) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change of Control of the Company has occurred for purposes of this Plan.
(iv)
(i) For purposes of this Section 8, "Change of Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange, or paid or offered in any transaction related to a potential or actual Change of Control of the Company at any time during the preceding sixty (60) day period as determined by the Committee, except that, in the case of Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such Options.
(j)
(k)  Section 9.  Termination of Directorship.
                 ---------------------------
(l)

(m)   Termination by Reason of Disability or Death. Upon the termination of a
      --------------------------------------------
Non-Employee Director by reason of Disability or death, (i) any Restricted Stock held by such Non-Employee Director shall immediately vest and all restrictions applicable to such shares shall lapse, or, in the case of death, the Restricted Stock granted to such Non-Employee Director shall immediately vest in the Non-Employee Director's beneficiary or estate and all restrictions applicable to such shares shall lapse, and (ii) any Options held by such optionee may thereafter be immediately exercised, notwithstanding the provisions of Section 6 hereof, by the optionee or, in the case of death, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, until the expiration of the stated term of such Options.
(n)
(o)   Termination by Reason of Normal Retirement.  If an optionee's status as a
      ------------------------------------------
Non-Employee Director with the Company terminates by reason of Normal Retirement, any Options held by such optionee shall become immediately exercisable and may thereafter be exercised until the expiration of the stated term of the Options. If the retired optionee dies while any Options are still outstanding, such Options may be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, until the expiration of the stated term of the Options.
(p)
(q)   Other Termination.  Upon the termination of a Non-Employee Director with
      -----------------
the Company for any reason other than Disability or death, (i) any Restricted Stock held by such Non-Employee Director which is not fully vested as of the date of termination shall be forfeited by the Non-Employee Director (provided that in the event a Non-Employee Director's directorship is terminated as the result of special hardship circumstances, the Board may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Non-Employee Director's shares of Restricted Stock), and (ii) any Options held by such optionee may thereafter be exercised, notwithstanding the provisions of
Section 6 hereof, until the expiration of the stated term of such Options.
(r)
(s)  Section 10.  Termination or Amendment of the Plan.  The Board may suspend
                  ------------------------------------
or terminate the Plan or any portion thereof at any time, and the Board may amend the Plan from time to time as may be deemed to be in the best interests of the Company; provided, however, that no such amendment, alteration or discontinuation shall be made (a) that would impair the rights of a Non-Employee Director with respect to Options and Restricted Stock theretofore awarded, without such person's consent, or (b) without the approval of the stockholders
(i) if such approval is necessary to comply with any legal, tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act; or (ii) to increase the maximum number of shares subject to this Plan, increase the maximum number of shares issuable to any Non-Employee Director under this Plan, or change the definition of persons eligible to receive awards under this Plan, or (c) if the Plan has been amended within the preceding six (6) months, unless such amendment is necessary to comply with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or rules promulgated thereunder.
(t)

(u)  Section 11. Section 16. It is intended that the Plan and any grants made to
                 ----------
a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any award hereunder would disqualify the Plan or such award, or would otherwise not comply with Rule 16b-3, such provision or award shall be construed or deemed amended to conform to Rule 16b-3.
(v)
(w)  Section 12.  General Provisions.
                  ------------------
(x)
(y)      No Right of Continued Service. Nothing in the Plan shall be deemed to
         -----------------------------
create any obligation on the part of the Board to nominate any Non-Employee Director for reelection by the Company's stockholders.
(z)
(aa)     Payment of Taxes.  The Company shall have the right to require, prior
         ----------------
to the issuance or delivery of any Restricted Stock or issuance and delivery of Common Stock upon the exercise of Options, payment by the Non-Employee Director of any taxes required by law with respect to the issuance or delivery of such shares. Such amount may be paid in cash, in shares of Common Stock previously owned by the Non-Employee Director, by withholding a portion of the shares of Common Stock that otherwise would be distributed to such Non-Employee Director upon delivery of the Restricted Stock or exercise of an Option or a combination of cash and shares of Common Stock.
(bb)
(cc)     Shares.  The shares of Common Stock granted as Restricted Stock or
         ------
issued upon the exercise of Options under the Plan may be either authorized but unissued shares or shares which have been or may be reacquired by the Company, as determined from time to time by the Board.
(dd)
(ee)     Governing Law.  The Plan and all actions taken thereunder shall be
         -------------
governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law, and to avoid liability to the Company or a Non-Employee Director, including, without limitation, liability under Section 16(b) of the Exchange Act.
(ff)
(gg)     Headings.  The headings contained in this Plan are for reference
         --------
purposes only and shall not affect the meaning or interpretation of this Plan.
(hh)
(ii)     Severability. If any provision of this Plan shall for any reason be
         ------------
held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.
(jj)     Successors and Assigns.  This Plan shall inure to the benefit of and be
         ----------------------
binding upon each successor and assign of the Company. All obligations imposed upon a Non-Employee Director, and all rights granted to the Company hereunder, shall be binding upon the Non-Employee Director's heirs, legal representatives and successors.
(kk)

(ll)
(mm)
(nn)